UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2026
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Washington Street,	Suite 1300
Conshohocken,	PA	19428
(Address of principal executive offices)		(Zip Code)
 (610) 934-2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2026, the Board of Directors (the “Board”) of Hamilton Lane Incorporated (the “Company”) appointed Hartley R. Rogers as the Company’s Co-Chief Executive Officer (“Co-CEO”) to serve alongside Juan Delgado-Moreira. Mr. Rogers will also continue to serve as Chairman of the Board, but will no longer serve as an Executive Co-Chairman (“Executive Co-Chair”) of the Company. In connection with this leadership transition, Erik R. Hirsch has transitioned from his position as Co-CEO to the position of Executive Co-Chair. In this new role, Mr. Hirsch will help lead strategic initiatives to drive the firm’s long-term growth and will also remain a member of the Board. This position is a continued evolution of the roles that Mr. Hirsch has played over his more than 25 years with the firm. Biographical and other information regarding Mr. Rogers, including with respect to related party transactions, is set forth in the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on July 23, 2026, and such information is incorporated by reference herein. The Company has not entered into any new compensatory arrangements with Mr. Rogers in connection with his assumption of the role of Co-CEO.

In connection with the foregoing leadership transition, the Board approved the following changes to Mr. Hirsch’s compensation arrangements: (i) in the event of Mr. Hirsch’s termination of employment by the Company without cause or Mr. Hirsch’s resignation for good reason, certain of Mr. Hirsch’s outstanding and unvested time-based and performance-based restricted stock awards, carried interest awards and bonus amounts will be deemed fully vested or payable, as applicable, as of his termination date (with any performance goals applicable to his long-term performance-based restricted stock award (“LTIP”) remaining subject to vesting based on the Company’s actual performance at the end of the applicable performance period), and (ii) the Company will provide Mr. Hirsch with a new cash incentive award in connection with certain of its future strategic technology investments, with a value to be determined by the Board. Such accelerated vesting or payment of awards and additional cash incentive award will be subject to Mr. Hirsch’s execution and non-revocation of a release of claims in favor of the Company. The Company expects to enter into a side letter with Mr. Hirsch reflecting these changes, a copy of which is expected to be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q filed for the fiscal quarter ending September 30, 2026.

Item 7.01. Regulation FD Disclosure.

On October 15, 2026, the Company issued a press release announcing the foregoing leadership transition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Hamilton Lane Incorporated dated October 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: October 15, 2026

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary